Exhibit A
AGREEMENT OF FILING OF SCHEDULE 13G
The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely fling of such amendments, and for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

Dated: February 13, 2008	CAPSTREET II, L.P.

	By:	CapStreet GP II, L.P., its general partner
	By:	The CapStreet Group, LLC, its general partner

		By:	/s/ Katherine L. Kohlmeyer

		Name:	Katherine L. Kohlmeyer
		Title:	Chief Financial Officer

CAPSTREET PARALLEL II, L.P.

By:	The CapStreet Group, LLC, its general partner

	By:	/s/ Katherine L. Kohlmeyer

	Name:	Katherine L. Kohlmeyer
	Title:	Chief Financial Officer

CAPSTREET GP II, L.P.

By:	The CapStreet Group, LLC, its general partner

	By:	/s/ Katherine L. Kohlmeyer

	Name:	Katherine L. Kohlmeyer
	Title:	Chief Financial Officer

THE CAPSTREET GROUP, LLC

By:	/s/ Katherine L. Kohlmeyer

Name:	Katherine L. Kohlmeyer
Title:	Chief Financial Officer